Exhibit 99.2

FOR RELEASE: Immediately

Contact:
Richard K. Arter Richard J. Dobbyn	Investor Relations Chief Financial Officer	941-362-1200 941-362-1200

Sun Hydraulics Corporation Declares 1st Quarter Dividend

SARASOTA, FLA, February 26, 2001 – Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on April 15, 2002, to shareholders of record as of March 31, 2002.

A live webcast of Sun Hydraulics Year End Financial Results conference call will take place on March 6, 2002 at 2:30 PM Eastern Time. The webcast can be accessed at http://investor.sunhydraulics.com/medialist.cfm.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.